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                                                                  EXHIBIT 12 (A)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                              SIX MONTH PERIOD ENDED
                                                                                 JUNE 30, 2001
                                                                              -----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                                  142,623
                                                                                    --------

TOTAL EARNINGS                                                                      $209,334
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $144,819
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedn.(debt issue cost amortiz.)                         318
     An estimate of the interest component within rental expense                       1,074
                                                                                    --------

TOTAL FIXED CHARGES                                                                 $146,211
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES                                                      1.43
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                                  106,957
                                                                                    --------

TOTAL EARNINGS                                                                      $173,668
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $109,153
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 318
     An estimate of the interest component within rental expense                       1,074
                                                                                    --------

TOTAL FIXED CHARGES                                                                 $110,545
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES                                                      1.57
                                                                                    ========
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